UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 21, 2011

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

 (208) 664-4859

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 21, 2011, Mr. Paul Dircksen was appointed as Chief Executive Officer and President of the Registrant.  Mr. Dircksen will continue in his role as Executive Chairman of the Board of the Registrant.

Mr. Dircksen (65) has over 35 years of experience in the mining and exploration industry, serving in executive, managerial, and technical roles at several companies.  He has been a director since January 2005 and our Vice President of Exploration since May 1, 2006.  Mr. Dircksen became Executive Chairman on September 25, 2009. Working in the United States and internationally, he has a strong technical background, serving as a team member on approximately nine gold discoveries, seven of which later became operating mines.  From January 2005 to May 2006 he was self-employed as a consulting geologist until joining Timberline Resources.  Mr. Dircksen was the president of Brett Resources from January 2004 to December 2004, and prior to that, from January 2003 to December 2003, he was President of Bravo Venture Group, a junior exploration company.  During 2002 he was self-employed as an independent mineral geologist.  Between 1987 and 2001, Mr. Dircksen was Senior Vice-President of Exploration for Orvana Minerals Corp.  He holds an M.S. in Geology from the University of Nevada.  Mr. Dircksen currently serves as a director of Bravada Gold Corporation and International Northair Mines Ltd., and is employed on a full-time basis with Timberline Resources.

Mr. Dircksen is not related by blood or marriage to any of the Registrant’s directors or executive officers or any persons nominated by the Registrant to become directors or executive officers. The Registrant has not engaged in any transaction in which Mr. Dircksen or a person related to Mr. Dircksen had a direct or indirect material interest. To the Registrant’s knowledge, there is no arrangement or understanding between any of our officers and Mr. Dircksen pursuant to which he was selected to serve as an officer.

Mr. Randal Hardy, the former Chief Executive Officer of the Registrant, will continue as the Chief Financial Officer and a director of the Registrant.

Item 5.07 Submission of Matters to a Vote of Security Holders

On March 21, 2011, the Company held its 2011 Annual Meeting and the following are the final voting tallies for the Annual Meeting:

Proposal #1 – Election of Directors

The election of the Nominees to the Company’s Board to serve until the Company’s 2012 Annual Meeting of Shareholders or until successors are duly elected and qualified:

			Voted For	Withheld	Non Vote
Paul Dircksen			13,978,918	1,047,144	22,697,999
Randal Hardy			12,898,635	2,127,427	22,697,999
Vance Thornsberry			13,584,618	1,441,444	22,697,999
Eric Klepfer			13,746,371	1,279,691	22,697,999
Ron Guill			14,070,828	955,234	22,697,999
James Moore			13,765,346	1,260,716	22,697,999
Robert Martinez			13,762,456	1,263,606	22,697,999
David Poynton			13,538,172	1,487,890	22,697,999

Proposal #2 Advisory (non-binding) vote on the compensation of named executive officers	For 12,748,869		Against 1,115,868	Abstain 1,161,325	Non Vote 22,697,999
Proposal #3 Advisory (non-binding) vote on the frequency of future advisory votes on the compensation of named executive officers	Every 1 Year 1,696,371	Every 2 Years 934,555	Every 3 Years 10,673,176	Abstain 1,721,960	Non Vote 22,697,999
Proposal #4 To ratify the appointment of the Company’s Independent Registered Public Accounting Firm for the 2011 fiscal year	For		Against	Abstain	Non Vote
	36,729,935		245,489	748,637	-

Proxies were solicited under the proxy statement filed with the Securities and Exchange Commission on January 25, 2011.  All nominees for director were elected.  The proposal for the advisory vote on the compensation of named executive officers and the proposal to ratify the appointment of the Company’s Independent Registered Public Accounting Firm for the 2011 fiscal year were approved.  In relation to the proposal on the frequency of future advisory votes on the compensation of named executive officers, the frequency of every 3 years received the most votes, and therefore is the advisory recommendation of the shareholders of the Company.

Item 7.01 Regulation FD Disclosure.

On March 21, 2011, the Company issued a press release entitled “Timberline Announces Its Initial 43-101 Compliant Gold Resource at Lookout Mountain (Revised)”.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Press Release of Timberline Resources Corporation dated March 21, 2011.*

* Furnished to, not filed with, the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: March 24, 2011	By:	/s/ Randal Hardy
Randal Hardy Chief Financial Officer and Director

 EXHIBIT INDEX

Exhibit No.

Description

99.1

Press Release of Timberline Resources Corporation dated March 21, 2011.*

* Furnished to not filed with the SEC pursuant to Item 7.01 above.